Exhibit 23.2


KPMG Peat Marwick LLP
Two Central Park Plaza, Suite 1501
Omaha, Nebraska  68102


                      ACCOUNTANTS' CONSENT


The Shareholders and Board of Directors
of Supertel Hospitality, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-xxxxx on Form S-8 of Supertel Hospitality, Inc. of our report, dated January 31, 1997, relating to the consolidated balance sheets of Supertel Hospitality, Inc. and subsidiaries (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Supertel Hospitality, Inc.

Our report refers to the Company's adoption of the Financial
Accounting Standards Board's Statement of Financial Accounting
Standards No. 109, Accounting for Income Taxes.


                                KPMG Peat Marwick LLP

                                  /s/ KPMG Peat Marwick LLP


Omaha, Nebraska
May 2, 1997